UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2016

HC2 Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35201	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Huntmar Park Drive #325
Herndon, VA 20170
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:		703 865-0700

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 11, 2016, HC2 Holdings, Inc. (the "Company") entered into an Independent Consulting Services Agreement (the "Agreement") with Wayne Barr, Jr., a member of the Board of Directors (the "Board") of the Company, under which Mr. Barr will provide general business and management advice to the Company with respect to the management, financing, acquisition, and/or disposition of existing and potential portfolio companies and such other services as may be reasonably requested (the "Services"). The effective date of the Agreement is July 1, 2016, at which time Mr. Barr ceased to be an independent member of the Board. The Agreement will continue for an initial term of six (6) months (the "Initial Term"), which may be extended at the Company's election with 30 days' advance written notice to Mr. Barr. The Company will pay Mr. Barr $15,000 per month under the Agreement and will reimburse Mr. Barr for expenses in an amount not to exceed an aggregate of $21,000 for the Initial Term. Mr. Barr shall continue to be paid usual and customary fees for his membership on the Board of the Company and certain of its subsidiaries and he shall further be permitted to retain all stock-based compensation awarded or to be awarded to him in connection with such Board memberships. A complete copy of the Agreement is attached hereto as Exhibit 10.1 and made a part hereof.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Item No.	Description
10.1	Independent Consulting Services Agreement effective as of July 1, 2016 and dated as of July 11, 2016, by and between Wayne Barr, Jr. and HC2 Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

		By:		/s/ Paul L. Robinson
			Name:	Paul L. Robinson
			Title:	Chief Legal Officer and Corporate Secretary

Dated:	July 14, 2016

Exhibit Index

Item No.	Description
10.1	Independent Consulting Services Agreement dated effective as of July 1, 2016 and dated as of July 11, 2016, by and between Wayne Barr, Jr. and HC2 Holdings, Inc.